_______________________________________________________________________________

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

                                    FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)                 April 27, 1995

Commission File Number Number 0-16839

                           PEOPLES FIRST CORPORATION
            (Exact name of registrant as specified in its charter)

          Kentucky                                               61-1023747
(State or other jurisdiction of                               (I R S Employer
 incorporation or organization)                             Identification No.)

100 South Fourth Street
Paducah, Kentucky                                                    42002-2200
(Address of principal exective offices)                              (Zip Code)

Registrant's telephone number, including area code:              (502) 441-1200





















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Item 5.  Other Event - Information of importance to security holders:


                             FOR IMMEDIATE RELEASE

       Release Date: April 28, 1995

       For Further Information Contact: Aubrey W. Lippert
                                        Peoples First Corporation
                                        (502) 441-1200


           PEOPLES FIRST CORPORATION ANNOUNCES A 5% STOCK DIVIDEND

          PADUCAH, KY -- Peoples First Corporation (NASDAQ/NMS: PFKY) today announced a 5% stock dividend on Peoples First common shares. The stock dividend is payable on June 13, 1995 to shareholders of record at the close of business on May 16, 1995. The stock dividend is in addition to the Company's regular quarterly cash dividend of $.12 per share, which is payable on May 15, 1995 to shareholders of record at the close of business on May 1, 1995.

          Speaking at Peoples First's 1995 annual meeting of shareholders held at Murray State University, Aubrey W. Lippert, Chairman of the Board, President and Chief Executive Officer, said "The stock dividend represents an effective 5% increase in the Company's cash dividend, beginning with the third quarter. We believed a stock dividend was an appropriate way to increase the return to the Company's shareholders." At the annual meeting, shareholders also elected eight directors and ratified appointments to the Company's audit committee.

          Peoples First had previously announced net income of $0.36 per share for the three months ended March 31, 1995, up from $0.34 for the comparable period of 1994. Costs associated with two acquisitions in progress during the first quarter of 1994 were approximately $0.04 per share. Returns on average equity for the three months ended March 31, 1995 and 1994 were 10.94% and 10.78%, respectively.

          Peoples First Corproation is one of the largest multi-bank holding companies headquartered in Kentucky with assets of more than $1.2 billion as of March 31, 1995. Peoples First provides a complete range of commercial and personal banking services through its 25 western Kentucky banking offices in Paducah, Calvert City, Benton, LaCenter, Salem, Smithland, Murray, Central City, Greenville, Beaver Dam, Hartford, Livermore, Morgantown, Mayfield, and Symsonia.



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SIGNATURE
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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on April 28, 1995.

                                        PEOPLES FIRST CORPORATION

                                        By: /s/ Allan B. Kleet

                                        Allan B. Kleet
                                        Principal Financial Officer




































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